UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2023
VALLON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
100 N. 18th Street, Suite 300
Philadelphia, PA 19103
(Address of principal executive offices and zip code)
(267) 607-8255
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VLON	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 20, 2023, Vallon Pharmaceuticals, Inc. (the “Company”) held a virtual Special Meeting of Stockholders (the “Special Meeting”) to approve, among the other items listed below, proposals related to the previously announced proposed merger (the “Merger”) with GRI Bio, Inc. As of March 6, 2023, the record date for the Special Meeting, there were 13,482,342 shares of the Company’s common stock issued and outstanding and entitled to vote on the proposals presented at the Special Meeting, of which 9,003,182 shares, or approximately 67%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of the Company’s common stock are entitled to one vote for each share held and cumulative voting for directors is not permitted. Capitalized terms used in this Current Report on Form 8-K but not defined herein have the meaning assigned to them in the Company’s proxy statement/prospectus/information statement dated March 8, 2023, as amended. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting:
Proposal 1
The Company’s stockholders approved pursuant to Nasdaq Listing Rules 5635(a), 5635(b), and 5635(d): (i) the issuance of shares of the Company’s common stock pursuant to the Merger, the Equity Financing and the Series T Warrant Exercises, which will represent more than 20% of the shares of the Company’s common stock outstanding immediately prior to the Merger, the Equity Financing and the Series T Warrant Exercises and (ii) the change of control resulting from the Merger, the Equity Financing, and the Series T Warrant Exercises.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
6,094,211	458,506	134,434	2,316,031
Proposal 2
The Company’s stockholders approved of an amendment to the amended and restated certificate of incorporation of the Company to effect a reverse stock split of the Company’s common stock at a ratio within the range of not less than 1-for-15 and not greater than 1-for-40 (with such ratio to be mutually agreed upon by the Company and the Investor prior to the Effective Time and with all amendments within such range (other than the amendment setting forth the ratio selected) being abandoned by the Vallon Board).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
8,074,479	739,775	188,928	—
Proposal 3
The Company’s stockholders did not approve an amendment to the amended and restated certificate of incorporation of the Company to limit the liability of officers of the Company as permitted by recent amendments to Delaware law.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,622,534	825,784	238,833	2,316,031
Proposal 4
The Company’s stockholders approved the Amended and Restated 2018 Equity Incentive Plan to, among other things, increase the aggregate number of shares of the Company’s common stock available for issuance thereunder to 6,500,000.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,744,077	866,498	76,576	2,316,031
Proposal 5
The Company’s stockholders approved a postponement or adjournment of the Company’s virtual special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals set forth above.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
5,961,827	636,420	88,904	2,316,031

Item 8.01 Other Events.
On April 20, 2023, the Company issued a press release announcing certain results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Vallon Pharmaceuticals, Inc., dated April 20, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2023	VALLON PHARMACEUTICALS, INC.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer